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                 [LETTERHEAD OF MILLER & CHEVALIER, CHARTERED]


                                                            EXHIBIT 8

                                                         November 5, 2001

Board of Directors
USX Corporation
600 Grant Street
Pittsburgh, PA  15219

Board of Directors
United States Steel LLC
600 Grant Street
Pittsburgh, PA  15219

     RE: UNITED STATES STEEL LLC OFFERS TO EXCHANGE 10% SENIOR QUARTERLY INCOME DEBT SECURITIES DUE 2031 FOR CERTAIN OUTSTANDING SECURITIES OF USX CORPORATION OR ITS WHOLLY-OWNED SUBSIDIARIES

Ladies and Gentlemen:

     We have acted as special tax counsel to USX Corporation, a Delaware corporation ("USX"), and United States Steel LLC ("United States Steel"), a Delaware limited liability company that is wholly owned by USX and disregarded for United States federal income tax purposes, in connection with the offers to exchange 10% Senior Quarterly Income Debt Securities due 2031 (the "SQUIDS") for certain outstanding securities of USX or its wholly-owned subsidiaries (the "Exchange Offers") by United States Steel. You have asked that we render the opinion set forth below. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Prospectus.

     For purposes of rendering our opinion, we have examined and relied upon the Prospectus dated November 5, 2001 (the "Prospectus") and the form of the Indenture as of October 29, 2001 to be entered into by United States Steel, USX, and the Bank of New York, (the "Indenture"). We also have relied upon representations by USX that (i) USX Capital Trust I has been operated as a grantor trust in accordance with the Amended and Restated Declaration of Trust of USX Capital Trust I and (ii) at the time of the exchanges described in the Prospectus, USX Capital Trust I will hold no property other than certain convertible debentures issued by USX. We have assumed that (i) no material amendments subsequently will be made to the Indenture or Prospectus; (ii) the Exchange Offers will be consummated in the manner contemplated by the Prospectus; and (iii) the distribution of the shares of United States Steel Corporation described in the Proxy Statement/Prospectus of USX dated September 20, 2001, if consummated, will constitute a tax-free exchange described in
Section 355 of the Code.
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November 5, 2001
Page 2


     Subject to the qualifications and limitations stated herein, the discussion under the caption "Certain Federal Income Tax Considerations" in the Prospectus is our opinion regarding the material United States federal income tax consequences of the Exchange Offers and the receipt, ownership, and disposition of SQUIDS under current law.

     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, administrative positions of the Internal Revenue Service, and judicial decisions, all as in effect on the date hereof and all of which are subject to change, either prospectively or retroactively. Any change in the applicable laws or the facts and circumstances surrounding the SQUIDS or any inaccuracy in any of the statements, representations, warranties, or assumptions that we relied upon to render this opinion may affect the continuing validity of our opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

     Our opinion is not binding on the Internal Revenue Service or a court and there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service or that a court would agree with our opinion if litigated. Our opinion is limited to the United States federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences to the holders of the SQUIDS or the other parties to the transactions described in the Prospectus. We do not express any opinion concerning any laws other than the federal income tax laws of the United States.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4.
We further consent to the inclusion of the discussion under the caption "Certain Federal Income tax Considerations" in the Prospectus, which constitutes our opinion, and the reference to our firm name in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                 Sincerely,

                                 MILLER & CHEVALIER, CHARTERED



                                 By:  /s/ Dennis P. Bedell
                                     ----------------------------
                                     Dennis P. Bedell